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                                                                     Exhibit 2.4

                                 PROMISSORY NOTE


$48,000,000.00                                        Philadelphia, Pennsylvania
                                                                   April 4, 2002

                  FOR VALUE RECEIVED, PR BEAVER VALLEY LIMITED PARTNERSHIP, a Pennsylvania limited partnership, as maker, having its principal place of business at 200 S. Broad Street, 3rd Floor, Philadelphia, Pennsylvania 19102 ("Borrower"), hereby unconditionally PROMISES AND AGREES TO PAY to the order of COLUMN FINANCIAL, INC., as payee, having an address at 11 Madison Avenue, New York, New York 10010 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of FORTY EIGHT MILLION AND NO/100 DOLLARS ($48,000,000.00), in lawful money of the United States of America, with interest thereon to be computed from the date of this Note at the Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated as of the date hereof, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

                            ARTICLE 1: PAYMENT TERMS

                  Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

                       ARTICLE 2: DEFAULT AND ACCELERATION

                  The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default.

                            ARTICLE 3: LOAN DOCUMENTS

                  This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made a part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

                            ARTICLE 4: SAVINGS CLAUSE

                  Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender.



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                            ARTICLE 5: NO ORAL CHANGE

                  This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                               ARTICLE 6: WAIVERS

                  Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, or any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in full force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term "Borrower," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower", as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in full force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term "Borrower", as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement, the Mortgage or any other Loan Document.)

                               ARTICLE 7: TRANSFER

                  Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.




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                             ARTICLE 8: EXCULPATION

                  The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

                            ARTICLE 9: GOVERNING LAW

                  This Note shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

                               ARTICLE 10: NOTICES

                  All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.


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                  IN WITNESS WHEREOF, Borrower has duly executed this Promissory
Note as of the day and year first above written.

                             PR BEAVER VALLEY LIMITED PARTNERSHIP,
                             a Pennsylvania limited partnership

                             By:  PR Beaver Valley LLC,
                                  a Delaware limited liability company,
                                  its sole general partner

                                  By:  PREIT Associates, L.P.,
                                       a Delaware limited partnership,
                                       its sole member

                                       By:  Pennsylvania Real Estate
                                            Investment Trust,
                                            a Pennsylvania business trust,
                                            its general partner


                                            By: /s/ Jeffrey A. Linn
                                                --------------------------------
                                                Name:  Jeffrey A. Linn
                                                Title: Executive Vice President